Exhibit 10(a)



                                  AGREEMENT
                                  ---------

          Agreement dated December 23, 1984 among the, persons and entities listed on Schedule A hereto (the "Mesa Entities") and Phillips Petroleum Company (the "Company"),

          1. The Company will propose a recapitalization (the
"Recapitalization") of its Common Stock, $1.25 par value (the "Shares"), under which

          (a) 38% of the presently outstanding Shares will be exchanged for debt securities of the Company ("Debt Securities") on the basis of $60 aggregate principal amount of Debt Securities for each Share;

          (b) the certificate of incorporation of the Company will be amended to provide for a classified board of directors and such other customary provisions as the Company may determine;

          (c) the Company will create an Employee Stock Ownership Plan and sell to such Plan not more than 32 million Shares at the market price thereof; and

          (d) within the twelve-month period following the exchange referred to in paragraph l(a), the Company will spend not less than $1 billion to purchase Shares in the open market, provided that no such purchases need be made when the market price of the Shares is more than $50 per Share; so long as the market price of the Shares is less than $50 per Share, the Company will purchase Shares pursuant to this paragraph l(d) as rapidly as practical under then market conditions.

          2. The Company will use its best efforts (i) to submit the Recapitalization to its stockholders and obtain their approval an soon an practical, (ii) to register under the Securities Act of 1933 the securities to be issued in the Recapitalization, and (iii) to consummate the Recapi-talization.

          3. (a) The Company will fix the terms of the Debt Securities, based on the advice of Morgan Stanley & Co. Incorporated and The First Boston Corporation (the "Investment Bankers"), immediately prior to the time the Proxy Statement relating to the meeting of the Company's stockholders called to approve the Recapitalization (the "Proxy Statement") is mailed so that the Debt Securities, in the opinion of the Investment Bankers, would on such date have an aggregate market value equal to their aggregate principal amount on the assumptions that the Recapitalization was completed and the Debt Securities were fully and widely distributed among investors, were freely transferable and were subject to only a normal trading market.

          (b) While the actual trading prices of the Debt Securities and Shares in the period immediately following the Recapitalization cannot be predicted (because, among other factors, the prices at which Shares will be purchased and the timing of such purchases pursuant to paragraph l(d) cannot now be determined and future market conditions cannot now be known), the Company believes, after consultation with the Investment Bankers, that, assuming (i) the Recapitalization is effected as described in paragraph 1,
(ii) the Debt Securities have an aggregate market value equal to their aggregate principal amount, and (iii) current market and business conditions on the date of this Agreement, the Debt Securities and Shares should be worth approximately $53 per presently outstanding Share.

          4. In the event that (a) the Recapitalization is not approved by the stockholders of the Company or (b) the Exchange Date (as defined in paragraph 6) shall not have occurred on or before April 1, 1985, the Mesa Entities will have the right, for a period of 30 days following (x) the date of the Company's stockholder meeting with respect to the Recapitalization, if clause (a) applies or (y) April 1, 1985, if clause (b) applies, to sell all, but not less than all, of their Shares to the Company for $53 per Share in cash.

          5. The Mesa Entities may elect to exercise their right, pursuant to paragraph 4 hereof, to sell their Shares to the Company upon five days written notice to the Company. At the closing of such sale, the Mesa Entities shall deliver to the Company certificates representing all of their Shares, in proper form for transfer, duly endorsed in blank, and the Company shall transfer to an account at a New York City bank specified by the Mesa Entities immediately available funds in an amount equal to $53 times the number of Shares to be transferred.

          6. On the date of the exchange of Shares for the Debt Securities as provided in paragraph l(a) (the "Exchange Date"), the Mesa Entities shall agree to sell to the Investment Bankers for public distribution or private placement pursuant to an agreement in substantially the form attached as Exhibit A hereto, and the Company shall cause the Investment Bankers to agree to purchase for public distribution or private placement, all of the Debt Securities and Voting Securities (as hereinafter defined) then held by the Mesa

Entities for an aggregate amount equal to the then market price thereof, but not less than the product of $53 times the number of Shares held by the Mesa Entities immediately prior to the Exchange Date; provided, however, that, if in the opinion of the Investment Bankers, the public distribution or private placement of any of such securities would result in the disruption of the trading markets for any of such securities or otherwise adversely affect the Company, then the Investment Bankers may request the Company to purchase (or request the Company to cause another person or persons to purchase) from them, and the Company shall purchase (or cause such other person or persons to purchase) from the Investment Bankers such securities. At the closing of such sale, the Mesa Entities shall deliver to the Investment Bankers the certificates representing such securities, in proper form for transfer, duly endorsed in blank, and the Investment Bankers shall transfer to an account at a New York City bank specified by the Mesa Entities immediately available funds in an amount equal to the purchase price therefor. The Company agrees to issue and deliver to the Mesa Entities certificates for all such Debt Securities prior to the closing contemplated by the agreement referred to in the first sentence of this paragraph 6.

          7. Each of the Mesa Entities represents and warrants to the Company that: such Mesa Entity is duly authorized to execute, deliver and perform this Agreement; this Agreement has been duly executed by such Mesa Entity, is a valid and binding agreement of such Mesa Entity and is en-forceable against such Mesa Entity in accordance with its terms; at the closing effected pursuant to paragraph 5 or 6, such Mesa Entity will convey good title to the securities being sold, free and clear of all liens, encumbrances, security interests and claims other than any created by the Company; Annex I hereto accurately sets forth all the voting securities and direct or indirect rights or options to acquire voting securities of the Company (together, the "Voting Securities") owned "beneficially (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, by such Mesa Entity or any of its "affiliates" or "associates" (as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934) on the date hereof.

          8. The Company represents and warrants that: it is duly authorized to execute, deliver and perform this Agreement; and this Agreement has been duly executed by the Company, is a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms. As of the date hereof approximately 154 million Shares are issued and outstanding.

          9. Each of the Mesa Entities agrees that, for a period of fifteen years after the data hereof, without the Company's prior written consent, he or it will not and he or it will cause each of his or its affiliates, associates and immediate family members to not, directly or indirectly, alone or in concert with others, (a) acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, any Voting Securities of the Company or make any proposal for or offer of any extraordinary transaction involving the Company (other than as specifically contemplated by this Agreement), (b) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of, or giving of consents with respect to, any Voting Securities of the Company, or (c) otherwise act to seek to control or influence the management, board of directors, policies or affairs of the Company. The Company agrees that, for a period of fifteen years after the date hereof, without the prior written consent of Mesa Petroleum Co. ("MPC"), it will not and will cause each of its affiliates and associates to not, directly or indirectly, alone or in concert with others, take any of the actions specified in clause (a), (b) or (c) of the preceding sentence with respect to MPC. The restrictions contained in this paragraph 9 shall not inure to the benefit of (i) any corporation or other entity (other than the Company or the Mesa Entities) that beneficially owns any Voting Securities of the Company or MPC, as the case may be, or (ii) the surviving corporation or other entity following any merger, consolidation or similar reorganization of the Company or MPC, as the case may be, except that such restrictions shall inure to the benefit of any such surviving corporation or other entity, if immediately following the consummation of such merger, consolidation or similar reorganization, the persons who immediately prior thereto were stockholders of the Company or MPC, an the case may be, own securities representing at least 5O% of the aggregate voting power and 50% of the common equity of such surviving corporation or other entity.

          10. Each party hereto will (to the extent he or it is a party thereto) dismiss without prejudice the lawsuits listed in Annex II hereto. Each Mesa Entity will (to the extent he or it is a party thereto) dismiss without prejudice all lawsuits in which he or it is a party which relate to state takeover statutes or similar matters. Each party hereto will use his or its best efforts to seek to cause the dismissal without prejudice of the lawsuits listed in Annex III hereto and to prevent the institution of any lawsuit or proceeding by any other person or entity in which any party here-to or any advisor thereof may be or become a party which relates to or arises from (i) the acquisition or proposed acquisition of Voting Securities of the Company by the Mesa Entities, (ii) the proposal of Mesa Partners to make a tender offer for Shares (the Tender Offer") and to solicit consents (the "Consent Solicitation") from the holders of Shares,
(iii) any proposal by the Mesa Entities to acquire control of the Company (the matters referred to in clauses (i), (ii) and (iii) being hereinafter referred to as the "Transaction") or any action taken by the Company in response or otherwise relating thereto, and to cause the dismissal without prejudice of any such lawsuit or proceeding which is instituted after the date hereof. The Company, on the one hand, and each other party hereto, on the other hand, hereby releases and discharges the other (and such other's present and former directors, officers, employees, agents, attorneys, parents, predecessors, successors, assigns, subsidiaries and affiliates) from all manner of claims, actions, causes of action or suits, at law or in equity, which each now has or hereafter can, shall, or may have by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, arising out of, in connection with, or in any way related to, the Transaction and any and all actions taken by the Company in response or otherwise relating thereto, excepting only any action, cause of action or suit arising by virtue of this Agreement. The Mesa Entities, on the one hand, and the Company, on the other hand, agree not to pursue with any federal or state governmental or regulatory authority any claim or complaint against the other relating to or arising out of the Transaction or any and all actions taken by the Company in response or otherwise relating thereto.

          11. The Company agrees to pay the actual expenses (certified as provided below), including, without limitation, legal fees and expenses, bank fees and expenses, printing expenses, advisory fees and expenses, travel expenses and the net cost of carrying the Shares referred to in Annex I, paid by the Mesa Entities to third parties in connection with the Transaction, including any litigation relating thereto (the "Expenses"), up until the earlier of the Exchange Date or the closing pursuant to paragraph 5; provided that the Company shall not be obligated by this paragraph to pay more than $25 million. The Company shall pay $12.5 million of the Expenses on January 4, 1985 promptly after receipt of a certificate of the principal financial officer of MPC ("Certificate") certifying the amount of the Expenses incurred to that date and the balance of the Expenses on the earlier of the Exchange Date or the closing pursuant to paragraph 5 promptly after receipt of a Certificate certifying the remaining amount of the Expenses.

          12. Each Mesa Entity agrees to vote all the Shares which he or it beneficially owns in favor of the Recapitalization. The parties shall issue the press release annexed hereto and no party shall make any statement that is not supportive of the Recapitalization.

          13. Each of the Mesa Entities, on the one hand, and the Company, on the other hand, acknowledges that the other would not have an adequate remedy at law for money damages in the event that any or all of the covenants of any or all of the Mesa Entities, on the one hand, or of the Company, on the other hand, in this Agreement were not performed in accordance with its terms and therefore agrees that such other party shall be entitled to specific enforcement of such covenants in addition to any other remedy to which it may be entitled, at law or in equity.

          14. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware. Each party hereto hereby agrees that any action, cause of action or suit which it may hereafter commence by virtue of this Agreement may only be brought in a federal or state court located in the State of Delaware, and each party hereto agrees to submit to the jurisdiction of any such court in any such action, cause of action or suit which may be commenced by any other party hereto.

          15. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.



                                  PHILLIPS PETROLEUM COMPANY


                                  By /s/ W.C. Douce
                                  --------------------------

                                  MESA PARTNERS:

                                  By: Mesa Asset Co., General Partner

                                  By /s/ David H. Batchelder
                                    -----------------------------

                                  By: Cy-7, Inc., General Partner

                                  By /s/ Joel L. Reed
                                    -----------------------------

                                  and

                                  By: Jack-7, Inc., General Partner

                                  By /s/ Joel L. Reed
                                    -----------------------------


                                  MESA PETROLEUM CO.

                                  By /s/ David H. Batchelder
                                    -----------------------------


                                  MESA ASSET CO.

                                  By /s/ David H. Batchelder
                                    -----------------------------


                                  WAGNER & BROWN
                                  WAGNER & BROWN II
                                  and
                                  BROWN & WAGNER

                                  By: Cyril Wagner, Jr.,
                                      General Partner

                                  By: Jack E. Brown, General Partner

                                  By /s/ Joel L. Reed
                                    -----------------------------
                                     Joel L. Reed, Attorney-in fact

                                  JACK-7, INC.

                                  By /s/ Joel L. Reed
                                    -----------------------------

                                  CY-7, INC.

                                  By /s/ Joel L. Reed
                                    -----------------------------



                                  Jack E. Brown,
                                    in his individual capacity

                                  Cyril Wagner, Jr.,
                                    in his individual capacity


                                  By /s/ Joel L. Reed
                                    -----------------------------
                                     Joel L. Reed, Attorney-in-fact


                                   /s/ T. Boone Pickens, Jr.
                                  -------------------------------
                                    T. Boone Pickens, Jr.,
                                      in his individual capacity

                                 SCHEDULE A
                                MESA ENTITIES



                            Mesa Partners
                            Mesa Petroleum Co.
                            Mesa Asset Co.
                            Wagner & Brown
                            Wagner & Brown II
                            Brown & Wagner
                            Jack-7, Inc.
                            Cy-7, Inc.
                            Jack E. Brown
                            Cyril Wagner, Jr.
                            T. Boone Pickens, Jr.

                                  ANNEX I
                                  -------


                    Mesa Partners owns 8,898,800 Shares.  No other
            Mesa Entity owns any Voting Securities of the Company.

                                   ANNEX II
                                   --------


          Mesa Partners v. Phillips Petroleum Company, Civil Action No. 7872 (Del. Ch.)

          Mesa Partners v. Phillips Petroleum Company and Charles M. Oberly, III, Civil Action No. 84-718 (LON) (D. Del.)

          Phillips Petroleum Company v. T. Boone Pickens, Jr., Mesa Petroleum Co., Mesa Partners, Mesa Asset Co., CY-7, Inc., Jack-7, Inc., Wagner & Brown, Cyril Wagner, Jr., Jack E. Brown and Harley N. Hotchkiss, Civil Action No. 84-724 (LON) (D. Del.)

          Mesa Partners v. Phillips Petroleum Company, C. Raymond Patton Jr., Hamp Baker, Norma Eagleton, James Townsend and Michael C. Turpen, No. CIV-84-3217-T (W.D. Okla)

          T. Boone Pickens, Jr., and Mesa Petroleum Co. v. Phillips Petroleum Company, William C. Douce and Bill Kish, No. 65,386-A (47th Dist. Ct., Potter Co., Tex.)

          Phillips Petroleum Company v. Mesa Petroleum Co., Mesa Partners, Mesa Asset Co., Cy-7, Inc. and Jack-7, Inc., No. C84-775
          (Dist. Ct., Washington Co., Okla.)

          Mesa Partners v. Phillips Petroleum Company, Civil Action No.
          7883 (Del.

                                  ANNEX III
                                  ---------


           Mesa Partners v. State of Louisiana through Department of Natural Resources by B. Jim Porter and The Honorable Doug Moreau, District Judge, 19th Judicial District court, Civil Action No. 84-1194 (M.D. La.)

           State of Louisiana, through Department of Natural Resources by B. Jim Porter v. Mesa Partners, through Mesa Petroleum Company and Wagner and Brown, Docket No. 283825 (19th Jud. Dist. Ct., E. Baton Rouge, La.)

           Mesa Partners v. Downing Propane & Oil, Inc., Benton Oil Company and Judge W.M. Thomas, Civil Action No. 84-C-1006E (N.D. Okla.)

           Downing Propane & Oil, Inc. and Benton Oil Co., individually and on behalf of a class of persons similarly situated v. Mesa Petroleum Co., Mesa Partners, Mesa Asset Co., CY-7, Inc. and Jack-7, Inc., No. C-84-584 (Dist. Ct., Mayes Co., Okla.)

                                                           Exhibit A
                                                           ---------


                   Form of Agreement with Investment Bankers

                                       Agreement dated          , 1985
                                       among Mesa Partners, a Texas general
                                       partnership (the "Partnership"),
                                       Morgan Stanley & Co Incorporated,
                                       a Delaware corporation ("Morgan
                                       Stanley"), and The First Boston
                                       Corporation, a Massachusetts corp-
                                       oration ("First Boston" and together
                                       with Morgan Stanley, the
                                       "Purchasers").


                        WHEREAS, immediately prior to the Recapitalization
             referred to below, the Partnership owned not more than 8,898,800 shares of Common Stock, $1.25 par value ("Shares"), of Phillips Petroleum Corporation ("Phillips");

                        WHEREAS, Phillips has implemented a recapitali-
             zation plan (the "Recapitalization") as contemplated by an Agreement dated December 23, 1984, among the Company and certain other parties including the Partnership (the "Recap-italization Agreement") pursuant to which a portion of the previously outstanding Shares were exchanged for debt securities of Phillips ("Debt Securities");

                        NOW THEREFORE, in consideration of the promises
             contained in this Agreement and other good and valuable consideration receipt of which is acknowledged, the parties to this Agreement agree as follows:

                        1. The Partnership agrees to sell to the Pur-
             chasers, and each of the Purchasers severally agrees to purchase from the Partnership, one-half of:(a) all Debt Securities the Partnership received in exchange for Shares pursuant to the Recapitalization and (b) all shares owned by the Partnership which were not exchanged for Debt Securi-ties in the Recapitalization, for an aggregate cash price equal to the higher of (i) the aggregate market price of such Debt Securities and Shares at the close of trading on the New York Stock Exchange, Inc. on the day (the "Issue Date") the Debt Securities were originally issued pursuant to paragraph 1(a) of the Recapitalization Agreement and (ii) the product of $53 times the number of Shares held by the Partnership immediately prior to the effectiveness of the Recapitalization.

                        2. The closing of the sale and purchase of Debt
             Securities and Shares pursuant to Paragraph 1 (the "Resale Closing") shall occur on the first business day after the Issue Date. At the Resale Closing, the Partnership shall deliver (or cause to be delivered) to the Purchasers certifi-cates representing the Debt Securities and Shares to be purchased, in proper form for transfer, duly endorsed in blank; and the Purchasers shall transfer, to an account at a New York City bank specified by the Partnership, immediately available funds in an amount equal to the full purchase price for such Debt Securities and Shares pursuant to Paragraph 1.


                        3. The Purchasers shall acquire the Debt Securi-
             ties and Shares covered by this Agreement for public distri-bution or private placement; provided however, that, if in the opinion of the Purchasers, the public distribution or private placement of any of such securities would result in the disruption of the trading markets for any of such securities or otherwise adversely affect Phillips, then the Purchasers may request Phillips to purchase (or request Phillips to cause another person or persons to purchase) such securities from them.

                        4. The Partnership represents and warrants to the
             Purchasers that it is duly authorized to execute, deliver and perform this Agreement; this Agreement has been duly executed by the Partnership, is a valid and binding agreement of the Partnership and is enforceable against the Partnership in accordance with its terms; at the Resale Closing the Partnership will convey to the Purchasers good title to the Debt Securities and Shares being sold, free and clear of all liens, encumbrances, security interests and claims other than any created by Phillips; and none of the other Mesa Entities (as defined in the Recapitalization Agreement) owns any Shares.

                        5. Each of the Purchasers severally represents and
             warrants to the Partnership that it is duly authorized to execute, deliver and perform this Agreement; and this Agree-ment is a valid and binding agreement of it, enforceable against it in accordance with its terms.

                        6. This Agreement shall be governed by and con-
             strued in accordance with the internal laws of the State of New York.

                        7. This Agreement nay be executed in two or
             more counterparts which together shall constitute a single agreement.

                                     MESA PARTNERS

                                     By: Mesa Asset Co.
                                         General Partner



                                         By:
                                            --------------------------

                                     By: CY-7, Inc.
                                         General Partner


                                         By:
                                            --------------------------


                                     By: Jack-7, Inc.
                                         General Partner


                                         By:
                                            --------------------------


                                     MORGAN STANLEY & CO. INCORPORATED


                                     By:
                                        ------------------------------
                                          Managing Director


                                     THE FIRST BOSTON CORPORATION


                                     By:
                                        ------------------------------
                                          Managing Director











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